Exhibit 99.1

Financial Contact:     Mimi Vaughn (615) 367-7386
Media Contact:    Claire S. McCall (615) 367-8283

GENESCO INC. REACHES COOPERATION AGREEMENT
WITH LEGION PARTNERS AND 4010 CAPITAL

NASHVILLE, Tenn., April 25, 2018 - Genesco Inc. (NYSE: GCO) announced today that it has entered into an agreement (the “Cooperation Agreement”) with Legion Partners Asset Management, LLC and 4010 Capital, LLC and certain of their affiliates (collectively, the “Investor Group”).  The Investor Group beneficially owns approximately 5.3% of the Company’s outstanding common stock.

Pursuant to the Cooperation Agreement, the Company has agreed to increase the size of the Board by two directors and immediately appoint two new independent directors, Marjorie L. Bowen and Joshua E. Schechter, to the Company’s Board of Directors (the “Board”). The Company has also agreed to nominate Ms. Bowen and Mr. Schechter at the Company’s 2018 annual meeting of shareholders and appoint Ms. Bowen and Mr. Schechter to the Board’s Strategic Alternatives Committee. The Strategic Alternatives Committee will undertake an updated review of strategic alternatives. The Board has agreed to consider in good faith and with the advice of its financial advisors returning all or a substantial portion of the net proceeds from the sale of Lids Sports Group to shareholders, including through share repurchases and/or a special dividend. The Company has also agreed to reduce the size of the Board by one director at the 2018 annual meeting of shareholders so that immediately following the 2018 annual meeting of shareholders, the Board will be fixed at 11 directors.

In addition, pursuant to the Cooperation Agreement, the Investor Group has agreed to vote its shares in support of any director nominated and recommended by the Board at the Company’s 2018 annual meeting of shareholders, in addition to certain customary standstill provisions and other voting agreements.  The Investor Group has also agreed to certain non-disparagement obligations.

“We are pleased to welcome Marjorie and Josh to the Company’s Board.  We look forward to working together as we advance our goal of enhancing shareholder value,” said Robert J. Dennis, Chairman, President and Chief Executive Officer of Genesco Inc.

“We are pleased to have reached this agreement with Genesco,” said Chris Kiper, Managing Director of Legion Partners Asset Management. “We believe that Marjorie and Josh will work collaboratively with the other directors to reduce the discount that we believe currently exists between the Company’s intrinsic value and market price.”

About Marjorie L. Bowen
Ms. Bowen is an experienced public company director who possesses significant governance experience as both an advisor and a director. From May 1989 to January 2008 Ms. Bowen held positions of increasing responsibility with Houlihan Lokey Howard & Zukin, Inc., an international advisory-focused investment banking firm. While at Houlihan Lokey, Ms. Bowen served as a Managing Director, where she advised an extensive number of public company boards of directors, providing transactional and financial advisory services in a wide range of corporate matters, including mergers and acquisitions, debt and equity reorganizations and other financial and strategic transactions, governance and shareholder issues, and shareholder value maximization. Ms. Bowen was also a member of Houlihan Lokey’s Management Committee for Financial Advisory Services, and headed the firm’s Fairness Opinion Practice. Ms. Bowen currently serves on the board of directors and the audit committee of privately held V Global Holdings, the parent company of Vertellus, a specialty chemical company with operations in the U.S., Europe, and

Exhibit 99.1

Asia. Since 2008, Ms. Bowen has served on a dozen boards of public and private companies. Recently Ms. Bowen served on the board of ShoreTel and was a member of its Strategic Alternatives Committee prior to the sale of ShoreTel in the Fall 2017. Ms. Bowen also served on the board of privately held SquareTwo Financial prior to its sale in 2017. Prior public company directorships include The Talbots, Inc., Hansen Medical and Texas Industries. She also served as the Special Independent Director for a wholly-owned subsidiary of Dynegy, Inc. Ms. Bowen’s private company directorships span numerous industries. With more than 20 years of corporate finance and transactional experience, much of it focused on advising board of directors across a board range of industry sectors, Ms. Bowen brings considerable strategic planning expertise, financial and strategic transactional experience, and broad knowledge on financial and governance matters.

About Joshua E. Schechter
Joshua Schechter has been a director and chairman of the board of Support.com, a provider of cloud-based software and services for technology support, since 2016, as well as a member of its Compensation, Nominating and Governance, and Audit Committees.  Mr. Schechter has served as a director of Viad, Inc., an S&P SmallCap 600 international experiential services company with operations in the United States, Canada, the United Kingdom, continental Europe and the United Arab Emirates. He is a member of the Audit and Nominating and Governance Committees. From 2008 to 2015, he served as a director of Aderans Co., Ltd. ("Aderans"), a multinational company engaged in hair-related business, and was the Executive Chairman of Aderans America Holdings, Inc., Aderans’ U.S. holding company. From 2001 to 2013, Mr. Schechter served as Managing Director of Steel Partners Ltd., a privately-owned hedge fund sponsor, and from 2008 to 2013, Mr. Schechter served as co-President of Steel Partners Japan Asset Management, LP, a private company offering investment services. Mr. Schechter previously served on the Board of Directors of The Pantry, Inc., a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country, from 2014 until the completion of its public sale in March 2015.

The complete agreement will be included as an exhibit to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission. Bass, Berry & Sims, PLC is serving as legal counsel to Genesco.

Cautionary Note Concerning Forward-Looking Statements
This press release contains certain forward-looking statements, including statements made within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements can be identified by terms and phrases such as “possible,” “potential,” “intend,” “expect,” “continue,” and “may” and include all statements that are not statements of historical fact. There can be no assurances that the Strategic Alternative Committee’s updated review of strategic alternatives will lead to any transaction or adoption of any strategic alternative other than those previously announced by the Company and no assurances can be made with respect to any share repurchases or special dividends. These and all other forward looking-statements are subject to various uncertainties that could cause actual actions and results to differ materially, including, but not limited to, the risks detailed in the Company’s most recent Annual Report on Form 10-K. The Company undertakes no obligation to update or revise the forward-looking statements included in the press release to reflect any future events, actions or circumstances.

About Genesco Inc.
Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear, sports apparel and accessories in more than 2,675 retail stores and leased departments throughout the U.S., Canada, the United Kingdom, the Republic of Ireland and Germany, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Schuh, Schuh Kids, Little Burgundy, Lids, Locker Room by Lids, Johnston & Murphy, and on

Exhibit 99.1

internet websites www.journeys.com, www.journeyskidz.com, www.journeys.ca, www.shibyjourneys.com, www.schuh.co.uk, www.littleburgundyshoes.com, www.johnstonmurphy.com, www.lids.com, www.lids.ca, www.lidslockerroom.com, www.trask.com, and www.dockersshoes.com.  The Company's Lids Sports Group division operates the Lids headwear stores, the Locker Room by Lids and other team sports fan shops and single team clubhouse stores.   In addition, Genesco sells wholesale footwear under its Johnston & Murphy brand, the Trask brand, the licensed Dockers brand, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.